John Deere Owner Trust 1999-A                   EXHIBIT 99.2
Statement to Noteholders

$167,300,000 Class A-1 4.9988% Asset Backed Notes
     due June 19, 2000
$262,000,000 Class A-2 5.4660% Asset Backed Notes
     due August 15, 2001
$186,000,000 Class A-3 5.9400% Asset Backed Notes
     due October 15, 2002
$146,125,000 Class A-4 6.1200% Asset Backed Notes
     due October 17, 2005
$32,230,000  6.100% Class B Asset Backed Notes
     due October 17, 2005
$12,086,832  Asset Backed Certificates

Payment Date:                                       16-Aug-99

(1)  Amount of principal being paid on the Notes:

  (a)  A-1 Notes:                              $24,523,642.28
         per $1,000 original principal amount:        $146.58

  (b)   A-2 Notes:                                     ($0.00)
          per $1,000 original principal amount:        ($0.00)

  (c)   A-3 Notes:                                      $0.00
          per $1,000 original principal amount:         $0.00

  (d)   A-4 Notes:                                      $0.00
          per $1,000 original principal amount:         $0.00

  (e)   B Notes:                                $1,038,037.77
          per $1,000 original principal amount:        $32.21

  (f)   Total                                  $25,561,680.05

(2) Interest on the Notes

  (a)  A-1 Notes:                                 $562,837.88
         per $1,000 original principal amount:          $3.36

  (b)   A-2 Notes:                              $1,272,970.67
          per $1,000 original principal amount:         $4.86

  (c)  A-3 Notes:                                 $920,700.00
         per $1,000 original principal amount:          $4.95

  (d)  A-4 Notes:                                 $745,237.50
         per $1,000 original principal amount:          $5.10

  (e)  B Notes:                                   $155,091.46
          per $1,000 original principal amount:         $4.81

  (f)   Total                                   $3,656,837.51

(3)  After giving effect to distributions on
     current Payment Date:

  (a) (i)  outstanding principal amount of
           A-1 Notes:                         $102,145,280.47
      (ii) A-1 Note Pool Factor:                    0.6105516

  (b) (i)  outstanding principal amount of
           A-2 Notes:                         $262,000,000.00
      (ii) A-2 Note Pool Factor:                    1.0000000

  (c) (i)  outstanding principal amount of
           A-3 Notes:                         $186,000,000.00
      (ii) A-3 Note Pool Factor:                    1.0000000

  (d) (i)  outstanding principal amount of
           A-4 Notes:                         $146,125,000.00
      (ii) A-4 Note Pool Factor:                    1.0000000

  (e) (i)  outstanding principal amount of
           B Notes:                            $29,471,757.94
      (ii) B Note Pool Factor:                      0.9144200

  (f) (i)  Certificate Balance                 $11,051,909.23
      (ii) Certificate Pool Factor:                 0.9143760

(4) Note Value at the end of the related
    Collection Period                         $736,793,948.45

(5) Pool Balance (excluding accrued
    interest) at the end of the related
    Collection Period                         $728,518,976.61

(6)  Amount of Servicing Fee:                     $628,908.70
     per $1,000 original principal amount:         0.78053375

(7)  Amount of Administration Fee:                    $100.00

(8)  Aggregate Purchase Amounts for
     Collection Period:                                 $0.00

(9)  Amount in Reserve Account:                $14,735,878.97
     Specified Reserve Account Balance:        $14,735,878.97

(10)  Aggregate amount of Realized Losses
      for the Collection Period:                        $0.00

(11)  Amount of Payments that are more than
      60 days past due:                           $538,109.00